                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                            -----------------------


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 2, 1997


Commission File Number   0-22906
                       ------------



                         ABC RAIL PRODUCTS CORPORATION
            (Exact name of registrant as specified in its charter)



         Delaware                                       36-3498749
(State or other jurisdiction                           (IRS Employer
      of incorporation)                            Identification Number)



                           200 South Michigan Avenue
                                  Suite 1300
                           Chicago, Illinois  60604
                                (312) 322-0360
         (Address and telephone number of principal executive offices)

Item 5.   Other Events.
----------------------

          On April 2, 1997, the Company, pointing to a combination of factors, including customer mandated product design changes and several facility and process upgrades designed to streamline the Company's manufacturing operations and reduce costs, announced that it expects that results for its fiscal third quarter ending April 26, 1997 would be significantly below the consensus analyst estimate of 52 cents per share. See the press release filed herewith as Exhibit
99.1 for additional information.

Item 7.   Financial Statements and Exhibits.
-------------------------------------------

(c)  Exhibits

     99.1 Text of Press Release dated April 2, 1997 regarding results expected for the Company's fiscal third quarter.

                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ABC RAIL PRODUCTS CORPORATION


                             By: /s/ D. Chisholm MacDonald
                                 ----------------------------------------------
                                 D. Chisholm MacDonald
                                 Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Date:  April 3, 1997

                                 EXHIBIT INDEX
                                 -------------



Exhibit                                                              Sequential
Number                       Document Description                    Page Number
-------                      --------------------                    -----------
  99.1            Text of Press Release dated April 2, 1997               5
                  regarding results expected for the Company's
                  fiscal third quarter.

                                                                    EXHIBIT 99.1
                                                                    ------------


                      ABC RAIL SAYS FISCAL THIRD QUARTER
                     WILL BE MUCH IMPROVED FROM LAST YEAR
                      BUT WILL NOT MEET STREET ESTIMATES


NEW YORK, APRIL 2, 1997 -- ABC Rail Products Corp. (Nasdaq: ABCR), said results for its fiscal third quarter ending April 26 would be significantly below the consensus analyst estimate of 52 cents per share due to a number of operating factors that were temporarily depressing earnings.

D. Chisholm MacDonald, Senior Vice President and Chief Financial Officer, told analysts attending an investor conference in New York today that, although orders were stronger than anticipated, a combination of factors were converging to hamper operations. Among the factors were several facility and process upgrades designed to streamline ABC Rail's manufacturing operating and reduce costs.

Donald W. Grinter, Chairman and Chief Executive Officer, said in an earlier statement that ABC Rail was involved in a "total immersion" effort to strengthen the company.

"While we are feeling some near-term effects from our re-engineering of ABC Rail, we will emerge as a much stronger company better positioned for a leadership position in the marketplace," Grinter said. "Some of the projects are to fix what's wrong, but most are to move ABC Rail out in front of the competition and our industry."

MacDonald stated, "Considering what's going on, the quarter won't be all that bad; but it certainly won't measure up to our earlier expectations or those of the Street.

He said, "Complete re-design of track turnout products resulting from the recent large Western railroad mergers has slowed output at our Superior, Wisconsin, and Newton, Kansas, trackwork plants serving the BNSF and our Pueblo, Colorado, and Chicago Heights, Illinois, plants serving the UP.

"The absence of 45-50 top-performers (equal to about 35 percent of the workforce at our Chicago Heights plant) for training on new machining processes has further cut efficiency at this recently modernized plant.

"We have been slow in closing a money-losing plant acquired as part of our May 1996 acquisition of Deco Industries, a leader in designing rail yard control and automation systems.

"Progress in bringing the recently re-built Calera wheel manufacturing plant up to speed also has been slower than anticipated.

"On top of these individual situations, we still are near the beginning of the learning curve throughout the company in terms of plant restructuring to install just-in-time cells, new computer systems and other cost-saving programs," said MacDonald.

In the same quarter last year, the company had a net loss of $2.5 million, or 30 cents per share, resulting from a fire that closed the Calera, Alabama, plant for ten weeks during the quarter.

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and future financial performance, that are based on current expectations and are subject to a number of risks and uncertainties. Actual results or outcomes could differ from current expectations due to a number of factors, including general economic conditions, competitive factors and pricing pressures, shifts in market demand, the performance and needs of industries served by the Company's business, actual future costs of operating expenses such as rail and scrap steel, self-insurance claims and employee wages and benefits, actual costs of continuing investments in technologies, as well as the risks, uncertainties and other factors described from time to time in the Company's SEC filings and reports.

ABC Rail Products is a leader in the engineering, manufacturing, and marketing of replacement products and original equipment for the freight railroad and rail transit industries. The company's products include specialty trackwork, such as rail crossings and switches; mechanical products, such as rail car, locomotive and idler wheels, mounted wheel sets and metal brake shoes; classification yard products and automation systems; and signal systems installation and maintenance services. The company's operating facilities are located at Chicago Heights, Ill.; Crown Point and Anderson, Ind.; Baltimore; Calera, Ala.; Milwaukee, Superior and Verona, Wis.; Duluth, Minn.; Pueblo, Colo.; Cincinnati, Ohio; Newton and Kansas City, Kan.; Corsicana, Texas; Lewiston and Norristown, Pa.; Riverside, Calif.; and Tacoma, Wash.